EXHIBIT 99.1
FOR RELEASE

Tower Automotive, Inc.	Contact: Joe Kirik (248) 675-6253
27275 Haggerty Road	(248) 649-8900
Novi, MI 48377	kirik.joe@towerautomotive.com
TOWER AUTOMOTIVE COMPLETES SALE
NOVI, Mich., July 31, 2007 — Tower Automotive, Inc. announced today that it has completed the sale of substantially all of its assets to Tower Automotive, LLC, an affiliate of Cerberus Capital Management, L.P. The sale concludes Tower’s restructuring process and finalizes its emergence from Chapter 11.
Tower filed for Chapter 11 protection on February 2, 2005, citing lower production volumes, rising steel prices and a complex and unsustainable debt load. To strengthen its financial position and realize opportunities for profitable, long-term future operations, the company closed or sold 16 manufacturing plants and consolidated production into existing facilities to improve productivity. It also negotiated settlements with its U.S.-based labor unions, sold non-core businesses and broadened its customer base with international automakers. Completion of the sale transaction followed Bankruptcy Court confirmation of Tower’s Plan of Reorganization earlier this month.
About Tower Automotive
Tower Automotive, LLC is a global designer and producer of vehicle structural components and assemblies used by every major automotive original equipment manufacturer, including BMW, DaimlerChrysler, Fiat, Ford, General Motors, Honda, Hyundai/Kia, Nissan, Toyota, Volkswagen and Volvo. Products include body structures and assemblies, lower vehicle frames and structures, chassis modules and systems, and suspension components. Additional company information is available at www.towerautomotive.com.
About Cerberus
Established in 1992, Cerberus Capital Management, L.P. is one of the world’s leading private investment firms with approximately $25 billion under management in funds and accounts. Through its team of more than 275 investment and operations professionals, Cerberus specializes in providing both financial resources and operational expertise to help transform undervalued companies into industry leaders for long-term success and value creation.
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Tower Automotive Sale Completed — p. 2
Cerberus is headquartered in New York City, with affiliate and/or advisory offices in Atlanta, Chicago, Los Angeles, London, Baarn, Frankfurt, Tokyo, Osaka and Taipei. More information on Cerberus can be found at www.cerberuscapital.com.
Forward-Looking Statements
All statements, other than statements of historical fact, included in this press release or incorporated by reference herein, are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “intends,” “project,” “plan” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management as well as on assumptions made by and information currently available to the Company at the time such statements were made.
Various economic and competitive factors could cause actual results to differ materially from those discussed in such forward-looking statements, including factors which are outside the control of the Company, such as risks relating to: (i) the Company’s reliance on major customers and selected vehicle platforms; (ii) the cyclicality and seasonality of the automotive market; (iii) the failure to realize the benefits of acquisitions and joint ventures; (iv) the Company’s ability to obtain new business on new and redesigned models; (v) the Company’s ability to achieve the anticipated volume of production from new and planned supply programs; (vi) the general economic or business conditions affecting the automotive industry (which is dependent on consumer spending), either nationally or regionally, being less favorable than expected; (vii) the Company’s failure to develop or successfully introduce new products; (viii) increased competition in the automotive components supply market; (ix) unforeseen problems associated with international sales, including gains and losses from foreign currency exchange; (x) implementation of or changes in the laws, regulations or policies governing the automotive industry that could negatively affect the automotive components supply industry; (xi) changes in general economic conditions in the United States, Europe and Asia; and (xii) various other factors beyond the Company’s control. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by such cautionary statements.
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